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                                                                      EXHIBIT 11
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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 7, 1997, relating to the financial statements and financial highlights of The Merger Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in such Statement of Additional Information.


PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
December 29, 1997